UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 31, 2022

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of the stockholders of Southern Missouri Bancorp, Inc. was held on October 31, 2022, in Poplar Bluff, Missouri. Stockholders representing 7,678,912 shares, or 83.20%, of the common shares outstanding as of the September 9, 2022, record date were present in person or were represented at the meeting by proxy. Final voting results are shown below:

(Proposal 1) The election of the following nominees as directors of the Company, each for a three-year term:
(a)	Sammy A. Schalk:
		FOR	WITHHELD	BROKER NON-VOTES
		5,150,220	1,785,072	743,619

(b)	Charles R. Love
		FOR	WITHHELD	BROKER NON-VOTES
		5,840,808	1,094,484	743,619

(c)	Daniel L. Jones
		FOR	WITHHELD	BROKER NON-VOTES
		6,537,597	397,695	743,619

(Proposal 2) Advisory (non-binding) vote on executive compensation, commonly referred to as a “say on Pay” vote:
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	6,578,698	62,072	294,523	743,619

(Proposal 3) The ratification of the appointment of FORVIS, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2023:
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	7,410,395	78,369	190,147	0

On Proposal 1, Messrs. Schalk, Love and Jones were each elected for a three-year term to expire in 2025. The vote required to approve Proposals 2 and 3 was the affirmative vote of a majority of the votes cast on each proposal. Accordingly, Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 2, 2022	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer